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                                                                    EXHIBIT 99.4

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with GIANT GROUP, LTD.'s Annual Report of GIANT GROUP, LTD. as filed with the SEC on the date hereof, I, Pasquale A. Ambrogio, Principal Accounting officer of GIANT GROUP, LTD., certify, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that:

          (1) This Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)), and

          (2) The information contained in this Annual Report fairly presents, in all material respects, the financial condition and result of operations of GIANT GROUP, LTD.

Dated: March 27, 2003

                                                     /s/ Pasquale A. Ambrogio
                                                  ------------------------------
                                                        Pasquale A. Ambrogio
                                                    Principal Accounting Officer